EXHIBIT A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13D, and all amendments thereto, relating to the Common Stock of Larimar Therapeutics, Inc. shall be filed on behalf of the undersigned.

DEERFIELD PRIVATE DESIGN FUND III, L.P.
By:	Deerfield Mgmt III, L.P., General Partner
By:	J.E. Flynn Capital III, LLC, General Partner

By:	/s/ Jonathan Isler
Name:	Jonathan Isler
Title:	Attorney-in-Fact

DEERFIELD HEALTHCARE INNOVATIONS FUND, L.P.

By:	Deerfield Mgmt HIF, L.P., General Partner
By:	J.E. Flynn Capital HIF, LLC, General Partner

By:	/s/ Jonathan Isler
Jonathan Isler, Attorney-In-Fact

DEERFIELD PRIVATE DESIGN FUND IV, L.P.
By:	Deerfield Mgmt IV, L.P., General Partner
By:	J.E. Flynn Capital IV, LLC, General Partner

By:	/s/ Jonathan Isler
Name:	Jonathan Isler
Title:	Attorney-in-Fact

DEERFIELD MGMT III, L.P.
By:	J.E. Flynn Capital III, LLC, General Partner

By:	/s/ Jonathan Isler
Name:	Jonathan Isler
Title:	Attorney-in-Fact

DEERFIELD MGMT HIF, L.P.
By:	J.E. Flynn Capital HIF, LLC, General Partner

By:	/s/ Jonathan Isler
Jonathan Isler, Attorney-in-Fact

DEERFIELD MGMT IV, L.P.
By:	J.E. Flynn Capital IV, LLC, General Partner

By:	/s/ Jonathan Isler
Name:	Jonathan Isler
Title:	Attorney-in-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.

By:	Flynn Management LLC, General Partner

By:	/s/ Jonathan Isler
Name:	Jonathan Isler
Title:	Attorney-in-Fact

JAMES E. FLYNN

/s/ Jonathan Isler
Jonathan Isler, Attorney-in-Fact